TERM LOAN AGREEMENT

                            dated as of May 1, 1998

                                      among

                              IVC INDUSTRIES, INC.,

                             the Banks party hereto

                                       and

                            THE CHASE MANHATTAN BANK,

                                    as Agent

                                TABLE OF CONTENTS

                                                                         PAGE(S)
                                                                         -------

ARTICLE 1. DEFINITIONS: ACCOUNTING TERMS ................................   -1-
     Section 1.01.    Definitions .......................................   -1-
     Section 1.02.    Accounting Terms ..................................  -l2-

ARTICLE 2. THE LOANS ....................................................  -12-
     Section 2.01.    The Loans .........................................  -12-
     Section 2.02.    Purpose ...........................................  -13-
     Section 2.03.    Borrowing Procedures ..............................  -13-
     Section 2.04.    Optional Prepayments and Conversions ..............  -13-
     Section 2.05.    Interest Periods: Renewals ........................  -14-
     Section 2.06.    Certain Notices ...................................  -14-
     Section 2.07.    Minimum Amounts ...................................  -14-
     Section 2.08.    Interest ..........................................  -15-
     Section 2.09.    Mandatory Prepayments .............................  -15-
     Section 2.10.    Other Mandatory Prepayment ........................  -16-
     Section 2.11.    Payments Generally ................................  -16-
     Section 2.12.    Single Loan .......................................  -17-

ARTICLE 3. [RESERVED] ...................................................  -17-

ARTICLE 4. YIELD PROTECTION; ILLEGALITY; ETC. ...........................  -17-
     Section 4.01.    Additional Costs ..................................  -17-
     Section 4.02.    Limitation on Types of Loans ......................  -19-
     Section 4.03.    Illegality ........................................  -19-
     Section 4.04.    Certain Conversions pursuant to Sections
                      4.01 and 4.03 .....................................  -19-
     Section 4.05.    Certain Compensation ..............................  -20-

ARTICLE 5. CONDITIONS PRECEDENT .........................................  -21-
     Section 5.01.    Documentary Conditions Precedent ..................  -21-

ARTICLE 6. REPRESENTATIONS AND WARRANTIES ...............................  -23-
     Section 6.01.    Incorporation, Good Standing and Due
                      Qualification .....................................  -23-
     Section 6.02.    Corporate Power and Authority: No Conflicts .......  -24-
     Section 6.03.    Legally Enforceable Agreements ....................  -24-
     Section 6.04.    Litigation ........................................  -24-
     Section 6.05.    Financial Statements ..............................  -24-
     Section 6.06.    Ownership and Liens ...............................  -25-
     Section 6.07.    Taxes .............................................  -25-
     Section 6.08.    ERISA .............................................  -25-
     Section 6.09.    Subsidiaries and Ownership of Stock ...............  -25-
     Section 6.10.    Credit Arrangements ...............................  -26-
     Section 6.11.    Operation of Business .............................  -26-
     Section 6.12.    Hazardous Materials ...............................  -26-

     Section 6.13.    No Default on Outstanding Judgments or Orders .....  -28-
     Section 6.14.    No Defaults on Other Agreements ...................  -28-
     Section 6.15.    Labor Disputes and Acts of God ....................  -28-
     Section 6.16.    Governmental Regulation ...........................  -28-
     Section 6.17.    Partnerships ......................................  -28-
     Section 6.18.    No Forfeiture Proceeding ..........................  -28-
     Section 6.19.    Solvency ..........................................  -29-
     Section 6.20.    As to Collateral ..................................  -29-

ARTICLE 7. AFFIRMATIVE COVENANTS ........................................  -30-
     Section 7.01.    Maintenance of Existence ..........................  -30-
     Section 7.02.    Conduct of Business ...............................  -30-
     Section 7.03.    Maintenance of Properties .........................  -30-
     Section 7.04.    Maintenance of Records ............................  -30-
     Section 7.05.    Maintenance of Insurance ..........................  -30-
     Section 7.06.    Compliance with Laws ..............................  -31-
     Section 7.07.    Right of Inspection ...............................  -31-
     Section 7.08.    Reporting Requirements ............................  -31-
     Section 7.09.    Registered Trademarks .............................  -34-
     Section 7.10.    Store Leases ......................................  -34-
     Section 7.11.    Subordination and Nondisturbance Agreement ........  -35-

ARTICLE 8. NEGATIVE COVENANTS ...........................................  -35-
     Section 8.01.    Debt ..............................................  -35-
     Section 8.02.    Guaranties, Etc ...................................  -35-
     Section 8.03.    Liens .............................................  -36-
     Section 8.04.    Leases ............................................  -37-
     Section 8.05.    Investments .......................................  -38-
     Section 8.06.    Dividends .........................................  -38-
     Section 8.07.    Sale of Assets ....................................  -38-
     Section 8.08.    Stock of Subsidiaries, Etc ........................  -39-
     Section 8.09.    Transactions with Affiliates ......................  -39-
     Section 8.10.    Mergers, Acquisitions, Etc ........................  -39-
     Section 8.11.    As to Collateral ..................................  -40-
     Section 8.12.    As to Vitamin Specialties Business in Particular ..  -40-
     Section 8.13.    Employment Agreements .............................  -40-

ARTICLE 9. FINANCIAL COVENANTS ..........................................  -40-
     Section 9.01.    EBITDA ............................................  -41-
     Section 9.02.    Cash Flow Leverage Ratio ..........................  -41-
     Section 9.03.    Tangible Net Worth ................................  -41-
     Section 9.04.    Current Ratio .....................................  -41-
     Section 9.05.    Interest Coverage .................................  -41-
     Section 9.06.    Capital Expenditures ..............................  -42-
     Section 9.07.    No Quarterly Loss .................................  -42-
     Section 9.08.    EBITDA of VSC .....................................  -42-

ARTICLE 10. EVENTS OF DEFAULT ...........................................  -42-
     Section 10.01.   Events of Default .................................  -42-
     Section 10.02.   Remedies ..........................................  -46-
     Section 10.03.   Rescission ........................................  -46-

ARTICLE 11. THE AGENT: RELATIONS AMONG BANKS AND BORROWER ...............  -46-
     Section 11.01.   Appointment, Powers and Immunities of Agent .......  -46-
     Section 11.02.   Reliance by Agent .................................  -47-
     Section 11.03.   Defaults ..........................................  -47-
     Section 11.04.   Rights of Agent as a Bank .........................  -47-
     Section 11.05.   Indemnification of Agent ..........................  -48-
     Section 11.06.   Documents .........................................  -48-
     Section 11.07.   Non-Reliance on Agent and Other Banks .............  -48-
     Section 11.08.   Failure of Agent to Act ...........................  -48-
     Section 11.09.   Resignation or Removal of Agent ...................  -49-
     Section 11.10.   Amendments Concerning Agency Function .............  -49-
     Section 11.11.   Liability of Agent ................................  -49-
     Section 11.12.   Transfer of Agency Function .......................  -49-
     Section 11.13.   Non-Receipt of Funds by the Agent .................  -49-
     Section 11.14.   Withholding Taxes .................................  -50-
     Section 11.15.   Several Obligations and Rights of Banks ...........  -50-
     Section 11.16.   Pro Rata Treatment of Loans, Etc ..................  -50-
     Section 11.17.   Sharing of Payments Among Banks ...................  -50-
     Section 11.18.   Successor Agent ...................................  -51-
     Section 11.19.   Term lntercreditor Agreement ......................  -51-

ARTICLE 12. MISCELLANEOUS ...............................................  -51-
     Section 12.01.  Amendments and Waivers .............................  -51-
     Section 12.02.  Usury ..............................................  -52-
     Section 12.03.  Expenses ...........................................  -52-
     Section 12.04.  Survival ...........................................  -52-
     Section 12.05.  Assignment: Participations .........................  -52-
     Section 12.06.  Notices ............................................  -53-
     Section 12.07.  Setoff .............................................  -53-
     SECTION 12.08.  JURISDICTION; IMMUNITIES ...........................  -53-
     Section 12.09.  Table of Contents: Headings ........................  -54-
     Section 12.10.  Severability .......................................  -54-
     Section 12.11.  Counterparts .......................................  -54-
     Section 12.12.  Integration ........................................  -54-
     SECTION 12.13.  GOVERNING LAW ......................................  -54-
     Section 12.14.  Confidentiality ....................................  -54-
     Section 12.15.  Treatment of Certain Information ...................  -55-

EXHIBITS

     Exhibit A         Promissory Note
     Exhibit B         Authorization Letter
     Exhibit C-1       VSC Term Guaranty
     Exhibit C-2       IVOSC/Hall (Canada) Term Guaranty
     Exhibit D-1       VSC Term Security Agreement
     Exhibit D-2       Borrower/IVOSC/Hall  (Canada)  Term Security Agreement
     Exhibit E         Opinion of Counsel for Borrower and Subsidiaries
     Exhibit F         Collateral Assignment of Store Leases
     Exhibit G         Confidentiality Agreement
     Exhibit H         Stock Pledge Agreement
     Exhibit I         Mortgage
     Exhibit J         Assignment of Leases and Rents
     Exhibit K         Edell Term Subordination Agreement
     Exhibit L         Term Trademark Assignment
     Exhibit M         Subordination. Nondisturbance and Attornment Agreement

SCHEDULES

     Schedule 6.04       Litigation
     Schedule 6.09       Subsidiaries of Borrower
     Schedule 6.10       Credit Arrangements
     Schedule 6.12       Hazardous Materials
     Schedule 6.20(b)    Locations as to Borrower and Subsidiaries
     Schedule 6.20(e)    Landlords
     Schedule 8.05       Loans and Advances to Employees

                               TERM LOAN AGREEMENT

      TERM LOAN AGREEMENT dated as of May ____, 1998 among IVC INDUSTRIES INC., a corporation organized under the laws of Delaware (the "Borrower"), each of the banks which is a party hereto (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS:

      The Borrower desires that the Banks (subject to Section 2.11 hereof) extend one or more term loans in the aggregate principal amount of $3,500,000 as provided herein and the Banks are prepared to do so. Accordingly, the Borrower, the Banks and the Agent agree as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

      Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

      "Account" has the meaning given to such term in Article 9 of the New York Uniform Commercial Code as in effect on the date hereof.

      "Additional Costs" is defined in Section 4.01.

      "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Borrower or any such Subsidiary; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      "Agreement" means this Loan Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

      "Amortization Date" means the 15th day of each March, June, September and December of each year, commencing June 15, 1998; provided however that if any such day is not a Banking Day, the Amortization Date shall be the next succeeding Banking Day.

      "Assignment of Leases and Rents" means the Assignment of Leases and Rents from the Borrower to the Agent in respect of the New Freehold/Howell Real Estate in the form of Exhibit J attached hereto.

      "Authority" means the New Jersey Economic Development Authority.

      "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit B.

      "Bank Percentage" of a Bank means the ratio (expressed as a percentage) of
(a) the outstanding principal balance of the Loan of such Bank, to (b) the aggregate outstanding principal balance of the Loans of all the Banks.

      "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a Fixed Rate Loan or notice with respect to any Fixed Rate Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

      "Borrower/IVOSC/Hall (Canada) Term Security Agreement" means the Borrower/IVOSC/Hall (Canada) Term Security Agreement in the form of Exhibit D-2 to be delivered by the Borrower, IVOSC and Hall (Canada) under the terms of this Agreement.

      "Capital Expenditures" of a Person means, for any period, the Dollar amount of gross expenditures (including obligations under Capital Leases) made by such Person for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereof incurred during such period.

      "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

      "Closing Date" means the date this Agreement has been executed and delivered by the Borrower, the Bank(s) initially party hereto and the Agent.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral Assignment of Store Leases" means the Collateral Assignment of Store Leases in the form of Exhibit F hereto to be delivered by the Borrower and VSC to the Agent under the terms of this Agreement.

      "Commitment" of a Bank means (subject to Section 2.11) the obligation of such Bank to make a Loan under Section 2.01(a) of this Agreement on the Closing Date in the principal amount set forth below opposite the name of such Bank. The "Funding Percentage" of a Bank means (subject to Section 2.11) the percentage set forth opposite the name of such Bank, which represents the ratio (expressed as a percentage) of such Bank's Commitment to the Commitments of all the Banks:

           Bank                    Commitment            Funding Percentage:
           ----                    ----------            -------------------
The Chase Manhattan Bank           $3,500,000                   100%

                                   ----------                   ---
Total of all Banks                 $3,500,000                   100%

      "Consolidated Capital Expenditures" means for any period the capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Current Assets" means Current Assets of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Current Liabilities" means Current Liabilities of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBITDA" with respect to any period means the EBITDA of the Borrower and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP, excluding however (a) any nonrecurring extraordinary charge related to the termination of the Borrower's contract with Revlon or to the integration of the Portland manufacturing facility with the Freehold manufacturing facility, (b) any nonrecurring extraordinary non-cash charge, and (c) any non-cash charge (which may be recurring) for stock of the Borrower or options in respect thereof granted to employees of the Borrower as compensation, which (in the case of all of (a), (b) and (c)) would otherwise be included in computing the consolidated earnings of the Borrower.

      "Consolidated Funded Debt" means, as of any day of determination, Funded Debt of the Borrower and its Consolidated Subsidiaries as of such day, as determined on a consolidated basis in accordance with GAAP, less (for so long any Term Note is held by The Chase Manhattan Bank) the amount of cash of the Borrower held on such day in the ordinary demand deposit account(s) of the Borrower with The Chase Manhattan Bank (excluding any payroll account, trust account or other special purpose account).

      "Consolidated Net Income" with respect to any period means the Net Income of the Borrower and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Subsidiary" means any Subsidiary of the Borrower whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

      "Consolidated Tangible Net Worth" means the Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

      "Current Assets" of a Person means all assets of such Person treated as current assets in accordance with GAAP.

      "Current Liabilities" of a Person means all liabilities of such Person treated as current liabilities in accordance with GAAP, including without limitation and without duplication (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendible at the option of such Person to a date more than one year from the date of determination; but excluding all amounts outstanding under Facility A and Facility B prior to one year before the Facility A Expiration Date and the Facility B Expiration Date (as such terms are defined in the Revolving Credit Agreement) and excluding the portion of the principal of the Loans that is due and payable on the Maturity Date.

      "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness of such Person for the deferred purchase price of property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person (if such Person is not the Borrower, determined in a manner analogous to that of determining Unfunded Benefit Liabilities of the Borrower); (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations of such Person arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any Lien on property of such Person; and (h) obligations of such Person as lessee under Capital Leases.

      "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

      "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Term Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full, equal to 2% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section 2.08 hereof and, thereafter, the rate provided for above in this definition).

      "Designated Party" means the Person identified as the Designated Party in the Designated Party Identification Agreement dated the date hereof among such Person, the Agent and the Borrower.

      "Designated Party Term Guaranty" means the Guaranty of the Loans from the Designated Party in favor of the Agent and the Banks dated the date hereof (as the same may hereafter be amended or supplemented from time to time).

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "EBITDA" of a Person with respect to any period means such Person's earnings before interest, taxes, depreciation and amortization for such period, as determined in accordance with GAAP.

      "Edell Term Subordination Agreement" means the subordination agreement from Arthur Edell and the Borrower in favor of the Agent and the Banks in the form of Exhibit K.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

      "Eurodollar Loan" means a Loan when and to the extent the interest rate therefor is determined on the basis of clause (a) of the definition of "Fixed Base Rate".

      "Event of Default" has the meaning given such term in Section 10.01.

      "Excluded VSC Assets" means (i) any and all cash (including, without limitation, deposit accounts and investments that are cash equivalents) of VSC existing on the day on which the Agent assigns to the Designated Party the Lien of the Agent in the Vitamin Specialties Assets, other than cash "in the till" at the Stores on the day on which the Agent assigns such Lien to the Designated Party; provided, however, that all cash that is received by VSC after such day shall not constitute Excluded VSC Assets; and (ii) any and all inventory of VSC that is not located at a Store, except for any such inventory that shall have already been paid for by VSC. The Excluded VSC Assets are intended to be excluded from any assignment by the Agent to the Designated Party of the Lien of the Agent in the Vitamin Specialties Assets; but the Excluded VSC Assets will remain subject to a Lien securing all obligations under Revolving Credit Agreement.

      "Facility A Commitments" and "Facility A Loans" have the meanings given such terms in the Revolving Credit Agreement.

      "Facility B Commitments" and "Facility B Loans" have the meanings given such terms in the Revolving Credit Agreement.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

      "Fixed Base Rate" means with respect to an Interest Period for a Fixed Rate Loan:

                  (a) for a Eurodollar Loan. the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of the Reference Bank two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurodollar Loan which shall be made by the Reference Bank and outstanding during such Interest Period; and

                  (b) for a Money Market Rate Loan, the rate per annum offered (if any) by the Reference Bank to the Borrower on the first day of the Interest Period with respect thereto.

      "Fixed Rate" means, with respect to an Interest Period for a Fixed Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

      "Fixed Rate Loan" means a Eurodollar Loan or Money Market Rate Loan.

      "Forfeiture Proceeding" means any action, proceeding or investigation pending against the Borrower or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

      "Funded Debt" means, with respect to any Person, all Debt of such Person (irrespective of whether the maturity thereof is more than one year or less than one year), other than Debt of the character described in clause (c) in the definition of the term "Debt".

      "Funding Percentage" has the meaning ascribed to it in the paragraph that defines the term "Commitment" in this Section 1.01.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section
6.05 (except for changes concurred in by the Borrower's independent public accountants).

      "Hall (Canada)" means Hall Laboratories, Ltd. a corporation organized under the laws of British Columbia.

      "Hazardous Material" is defined in Section 6.12.

      "HealthRite Purchase Agreement" means the Asset Purchase Agreement dated as of May 29, 1997 between the Borrower and HealthRite, Inc.

      "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to
Section 2.06: (a) in the case of a Eurodollar Loan, on the numerically corresponding day in the first, second, third, or sixth or (as available) ninth or twelfth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and (b) in the case of a Money Market Rate Loan, on a day not later than thirty days thereafter.

      "IVOSC" means International Vitamin Overseas Sales Corp., a New Jersey corporation.

      "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

      "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

      "Loans" shall have the meaning given in Section 2.01 (subject to Section 2.11).

      "Margin" means initially (i) in the case of a Fixed Rate Loan, 50 basis points; and (ii) in the case of a Variable Rate Loan, zero; provided, however, that the Margin shall be subject to change as hereinafter provided. Where the quotient of (i) Consolidated Funded Debt on the last day of any fiscal quarter, divided by (ii) Consolidated EBITDA for such fiscal quarter and the three preceding fiscal quarters (on a combined basis for such four quarters) is within one of the ranges set forth below, the applicable Margin shall be the amount of basis points set forth opposite such range:

                                    For a             For a
                                    Fixed             Variable
Range                               Rate Loan         Rate Loan
-----                               ---------         ---------

(A)   Equal to or
      greater than 2.0              50                0

(B)   Less than 2.0:                37.5              0

provided, however, that if an Event of Default exists, the Margin shall be the amount set forth in line (A) above. Notwithstanding the immediately preceding sentence, with respect to the determination of such quotient as of the fiscal quarter ending April 30, 1998 only, the divisor of such quotient (clause (ii) above) shall not be Consolidated EBITDA for such fiscal quarter and the three preceding fiscal quarters; instead such divisor shall be the product of Consolidated EBITDA for such fiscal quarter and the two preceding fiscal quarters (on a combined basis for such three quarters), multiplied by 1.333. Each change in the Margin following the end of a fiscal quarter shall become effective on the earlier to occur of (x) the first day of the calendar month following the delivery by the Borrower to the Agent of the financial statements for such fiscal quarter required by Section 7.08(a) or (b) of this Agreement, or
(y) the day on which the Borrower delivers to the Agent a certificate executed by the chief financial officer or chief operating officer of the Borrower stating the amount of such quotient (and the elements thereof) as of the last day of such fiscal quarter. No change in the Margin shall be retroactive, except that if such certificate of such officer proves (upon such delivery of such financial statements with respect to such quarter) to have been inaccurate and such inaccuracy shall have resulted in an understatement of the Margin, then such understatement or overstatement shall be corrected retroactively to such date on which such certificate of the chief financial officer was delivered.

      "Maturity Date" means March 31, 1999; provided, however, that the Borrower may extend the Maturity Date to August 31, 1999 provided that (a) the Borrower gives written notice to the Agent and the Banks of its election to extend the same not later than February 15, 1999, and (b) no unwaived Default or Event of Default exists on the day such notice is given or on March 31, 1999; and provided, further, that if March 31, 1999 or August 31, 1999 (as applicable) is not a Banking Day, then the Maturity Date shall be the immediately preceding Banking Day.

      "Money Market Rate Loan" means a Loan when and to the extent the interest rate therefor is determined on the basis of clause (b) of the definition of "Fixed Base Rate".

      "Mortgage" means the Mortgage by Borrower in favor of the Agent, in the form attached hereto as Exhibit I, covering the New Freehold/Howell Real Estate.

      "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

      "Net Income" of a Person means, with respect to any period, the net income of such Person for such period computed in accordance with GAAP.

      "Net Refinancing Proceeds" is defined in Section 2.09.

      "New Freehold/Howell Real Estate" means the land, together with the improvements thereon, consisting of approximately 48.15 acres located in Freehold Township and Howell Township, N.J., known as Lots 2.01, 3 and 3Q in Block 79 in Freehold Township, and Lot 18.01 in Block 164 in Howell Township.

      "Option Rights" means options, warrants and other securities and rights entitling the holder to purchase from the Borrower shares of capital stock of the Borrower.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

      "Prime Rate" means that rate of interest from time to time announced by the Reference Bank at its principal office as its prime commercial lending rate.

      "Principal" means each of (i), (ii), (iii) and (iv) below:

            (i)   E. Joseph Edell;

            (ii)  Arthur S. Edell;

            (iii) I. Alan Hirschfeld;

            (iv)  Andrew M. Pinkowski.

      "Principal Office" means the principal office of the Agent, presently located at 270 Park Avenue, New York, New York 10017.

      "Reference Bank" means The Chase Manhattan Bank, including any corporate successor thereto.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Release" is defined in Section 6.12.

      "Required Banks" means Banks whose aggregate Bank Percentages are at least 50%.

      "Required Payment" is defined in Section 11.13.

      "Reserve Requirement" means, for any Fixed Rate Loan for any Interest Period, the average maximum rate at which reserves (including any marginal. supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Fixed Rate Loans.

      "Revolving Credit Agreement" means the Credit Agreement among the Borrower, the banks party thereto, and The Chase Manhattan Bank (National Association) as agent dated as of April 30, 1996 (as the same has been or may hereafter be amended or supplemented from time to time).

      "Stock Pledge Agreement" means the Stock Pledge Agreement as to the outstanding capital stock of VSC, in the form of Exhibit H, to be delivered by the Borrower concurrently herewith under the terms of this Agreement.

      "Stores" means the 16 retail stores at the locations identified on
Schedule 6.20(b) at which the Vitamin Specialties Business is conducted, and any other bona fide retail stores hereafter opened by VSC primarily to conduct the Vitamin Specialties Business.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person. Unless otherwise specified, references herein to a Subsidiary means a Subsidiary of the Borrower.

      "Tangible Net Worth" of a Person means, at any date of determination thereof, the excess of total assets of such Person over total liabilities of such Person, excluding however from the determination of total assets: (i) all assets which would be classified as intangible assets under GAAP, including without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense organization cost, and research and development costs); and (ii) any write-up in the book value of any asset since July 31, 1997; provided, however, that notwithstanding their classification as intangible assets, deferred promotional allowances of the Borrower and its Consolidated Subsidiaries shall be included in (and not excluded from) the determination of total assets of the Borrower and its Consolidated Subsidiaries, but not to any extent greater than $2,500,000 in the aggregate as to the Borrower and its Consolidated Subsidiaries.

      "Term Intercreditor Agreement" means the Term Intercreditor Agreement among the Designated Party, the Agent, the Banks, the Borrower, IVOSC, Hall (Canada) and VSC dated the date hereof (as the same may hereafter be amended or supplemented from time to time).

      "Term Loan Documents" means this Agreement, the Term Notes, the Designated Party Term Guaranty, the Mortgage, the Assignment of Leases and Rents, the Stock Pledge Agreement, the VSC Term Guaranty, the VSC Term Security Agreement, the Collateral Assignment of Store Leases, the IVOSC/Hall (Canada) Term Guaranty, the Borrower/IVOSC/Hall (Canada) Term Security Agreement, the Term Intercreditor Agreement, the Edell Term Subordination Agreement, the Term Trademark Assignment, the Authorization Letter, and the Designated Party Identification Agreement.

      "Term Note" means (subject to Section 2.11) a promissory note of the Borrower to a Bank in the form of Exhibit A hereto evidencing the Loan made by such Bank hereunder.

      "Term Trademark Assignment" means the Trademark Assignment from the Borrower and VSC to the Agent in the form of Exhibit L to this Agreement.

      "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001 (a)( 16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

      "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day; provided, however, that from and after any assignment by the Banks to the Designated Party of the

Loans, the term "Variable Rate" shall mean, for any day, only the Prime Rate for such day.

      "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

      "Vitamin Specialties Assets" means all personal property and fixtures of VSC, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, but not limited to, all money, goods (including equipment, farm products and inventory), instruments, securities, documents, chattel paper, accounts, contract rights, general intangibles, credits, claims, demands, precious metals and any other property, rights and interests of VSC, and shall include the proceeds, products and accessions of and to any thereof. The Vitamin Specialties Assets include (without limitation) the following assets of VSC:

            (a) all inventories;

            (b) all tangible personal property, computer equipment, brochures, store signage, store fixtures and leasehold improvements, including tangible personal property referred to on Schedule 1.03 of the HealthRite Purchase Agreement;

            (c) all cash actually present "in the till" at any of the Stores;

            (d) all accounts receivable;

            (e) all rights in leases of the Stores;

            (f) all rights in purchase orders, sales orders, order books, mailing lists, customer accounts and customer lists and records;

            (g) all rights in intellectual property, including the names "Vitamin Specialties" and "Herbal Specialties", proprietary information, computer software, customer lists, mailing lists, trade secrets, patents, patent applications, copyrights, copyright applications, trademarks, service marks, trademark or service mark registration applications, art work, boards, plates, films and related art work (such as in catalogs), tradenames, licenses of any such property or rights, goodwill and permits;

            (h) all necessary permits and certificates issued or granted;

            (i) all books and records, including, without limitation, quality control records and computer software and data bases; and

            (j) all goodwill.

The term "Vitamin Specialties Assets" also means and includes any rights of the Borrower in leases of the Stores and trademarks of the Vitamin Specialties Business that were assigned (or intended to be assigned) by HealthRite Inc. to the Borrower pursuant to the HealthRite Purchase Agreement, and further assigned to VSC, subject to (in the case of such leases) landlord's consent or (in the case of such trademarks) registration of such assignment.

      "Vitamin Specialties Business" means the line of business acquired by the Borrower from HealthRite, Inc. pursuant to the HealthRite Purchase Agreement.

      "VSC" means Vitamin Specialties Corp., a Pennsylvania corporation.

      "VSC Term Guaranty" means the VSC Term Guaranty in the form of Exhibit C-1, to be delivered by VSC under the terms of this Agreement.

      "VSC Term Security Agreement" means the VSC Term Security Agreement in the form of Exhibit D-1, to be delivered by VSC under the terms of this Agreement.

      Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                              ARTICLE 2. THE LOANS.

      Section 2.01. The Loans. (a) Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.11), each of the Banks severally agrees to make a term loan to the Borrower (collectively, the "Loans") on the Closing Date in a principal amount equal to the product of $3,500,000 multiplied by the Funding Percentage of such Bank.

            (b) The Loans may be outstanding as Variable Rate Loans or Eurodollar Loans or Money Market Rate Loans (each a "type" of Loans). Each type of Loans of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loans. If at any time all the Loans are assigned by the Banks to the Designated Party, all Loans will convert to Variable Rate Loans and remain as such.

            (c) The Loans shall be due and payable in installments of principal of $500,000 each in the aggregate of all the Loans, payable on each Amortization Date, subject to earlier payment as provided in this Agreement. The outstanding principal balance of the Loans, and all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

            (d) The Loans of each Bank shall be evidenced by a Term Note dated the date of this Agreement in favor of such Bank, duly completed and executed by the Borrower.

      Section 2.02. Purpose. The Borrower shall use the proceeds of the Loans, first, to pay and satisfy trade credit extended by the Designated Party to the Borrower and presently due and owing on the Closing Date; then (if any balance remains) for working capital. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

      Section 2.03. Borrowing Procedures. Not later than 2:00 p.m. New York City time on the Closing Date, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of its Loan available to the Agent at the Principal Office and in immediately available funds for the account of the Borrower. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent crediting an account of the Borrower designated by the Borrower and maintained with the Agent at the Principal Office. The Loans shall be outstanding initially as Variable Rate Loans, until (if ever) the Loans are converted to a different type of Loans as hereinafter provided.

      Section 2.04. Optional Prepayments and Conversions. (a) The Borrower shall have the right to make prepayments of principal, or, subject to Section 2.01(b), to convert one type of Loans into another type of Loans, at any time or from time to time; provided that: (i) the Borrower shall give the Agent notice of each such prepayment or conversion as provided in Section 2.06; and (ii) Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans; provided, however, that if the Borrower pays the amount required to be paid under Section 4.05 with respect thereto, the Borrower may prepay or convert Fixed Rate Loans prior to the last day of an Interest Period for such Loans. All such prepayments of the Loans shall be applied to the Loans in the inverse order of amortization. Any amount prepaid may not be reborrowed.

            (b) The Borrower shall not make any prepayment of the Facility A Loans that accompanies a request by the Borrower for a reduction in the Facility A Commitments, and the Borrower shall not make any prepayment of the Facility B Loans that accompanies a request by the Borrower for a reduction in the Facility B Commitments, unless and until the Loans under this Agreement and all interest thereon have been paid in full; provided, however, that this subsection (b) shall not apply in the case of prepayments of the Facility A Loans or the Facility B Loans that are not made in connection with a reduction in the Facility A Commitments or the Facility B Commitments (respectively); and provided, further, that this subsection (b) shall not in any way whatsoever apply to a reduction consisting of a termination of such Commitments by reason of the expiration thereof or by reason of the occurrence of an event of default under the Revolving Credit Agreement.

      Section 2.05. Interest Periods; Renewals. (a) In the case of each Fixed Rate Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Maturity Date; (ii) notwithstanding clause (i) above, no Interest Period for a Eurodollar Loan shall have a duration of less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) no Interest Period may extend beyond an Amortization Date unless the aggregate principal amount of Loans having Interest Periods which end after such Amortization Date are equal to or less than the aggregate amount of Loans (after giving effect to the payment required to be made on such Amortization Date) to be outstanding after such Amortization Date;
(iv) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless (in the case of a Eurodollar Loan) such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and (v) no more than three Interest Periods of each Bank may be outstanding at any one time.

            (b) Upon notice to the Agent as provided in Section 2.06, the Borrower may renew any Fixed Rate Loan on the last day of the Interest Period therefor as the same type of Loans with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Agent of such a renewal, such Fixed Rate Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period.

      Section 2.06. Certain Notices. Notices by the Borrower to the Agent of each prepayment or conversion pursuant to Section 2.04 and each renewal pursuant to Section 2.05(b), shall be irrevocable and shall be effective only if received by the Agent not later than 1:00 p.m., New York City time, in the case of prepayments of, conversions into and renewals of (i) Variable Rate Loans and Money Market Rate Loans, on the day thereof, and (ii) Fixed Rate Loans, four Banking Days prior thereto. Each such notice shall specify the Loans to be prepaid, converted or renewed and the amount (subject to Section 2.07) and type of the Loans to be converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of a Fixed Rate Loan, the Interest Period therefor) and the date of the prepayment, or conversion or renewal. The Agent shall promptly notify the Banks of the contents of each such notice.

      Section 2.07. Minimum Amounts. Except for (a) prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type, or (b) prepayments pursuant to Section 2.09, or (c) conversions made pursuant to
Section 4.04, each prepayment, conversion and renewal of principal of Loans shall be in an amount not less than $200,000, and in increments of $25,000, in the aggregate for all Banks (prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate prepayments, conversions and renewals for the purposes of the foregoing, one for each type or Interest Period).

      Section 2.08. Interest. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus the applicable Margin and (ii) for a Fixed Rate Loan, at a fixed rate equal to the Fixed Rate plus the applicable Margin. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under a Term Note shall not be paid when due (on an Amortization Date, at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

            (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Banks.

            (c) Accrued interest shall be due and payable in arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each calendar month, commencing the first such date after such Loan; and (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

      Section 2.09. Mandatory Prepayments. (a) The Borrower shall use reasonable efforts to obtain (without unreasonable delay after the Closing Date) a mortgage refinancing or sale/leaseback arrangement in respect of the New Freehold/Howell Real Estate in an amount sufficient to yield net refinancing or sale proceeds (after the payment of the existing mortgage held by Corestates-New Jersey National Bank and all appraisal, attorney, title insurance and other fees required by the refinancing lender or purchaser/lessor to be paid by the Borrower) ("Net Refinancing Proceeds") in an amount not less than $1,500,000 (in the case of a sale/leaseback) or $1,000,000 (in the case of a mortgage refinancing). The Borrower shall apply the Net Refinancing Proceeds as follows:

                  (i) $750,000 (in the case of a sale/leaseback) or $500,000 (in the case of a mortgage refinancing) to the prepayment of the principal of the Loans; then

                  (ii) $750,000 (in the case of a sale/leaseback) or $500,000
            (in the case of a mortgage refinancing) to the prepayment of the principal of the Facility A Loans; then

                  (iii) any remaining balance of the Net Refinancing Proceeds shall be applied to the prepayment of the principal of the Facility A Loans.

The Agent shall have no obligation to discharge the lien of the Mortgage unless
(aa) no Default or Event of Default exists; and (bb) the Borrower provides to the Agent a written certification of the calculation of the amount of the Net Refinancing Proceeds, together with such supporting information as the Agent may reasonably request; and (cc) the amount of the Net Refinancing Proceeds is not less than $1,500,000 (in the case of a sale/leaseback) or $1,000,000 (in the case of a mortgage refinancing); and (dd) in the case of a sale/leaseback arrangement, the sale price is not less than $3,500,000 (net of ordinary closing costs), and the rental payment (net of real estate taxes and operating expenses) is not greater than $4 per square foot per year (as may be increased each year after the first year commensurate with percentage increases in the Consumer Price Index), and no other payment in any material amount is required to be paid by the Borrower to the purchaser/lessor in connection therewith, and the Borrower shall have provided the

Agent with satisfactory evidence of such economic terms; and (ee) in the case of a sale/leaseback arrangement, not less than 48 hours shall have elapsed after the Borrower shall have advised the Agent that the Borrower has notified the Designated Party of the sale price and economic terms of the lease back; and
(ff) simultaneously with such discharge, the Net Refinancing Proceeds are applied as provided above in this subsection.

            (b) All such prepayments of the Loans shall be applied to the Loans in the inverse order of maturity. Such prepayments shall be subject to Section
4.05 but shall otherwise be without premium or penalty.

      Section 2.10. Other Mandatory Prepayment. If the Designated Party notifies the Agent in writing prior to December 15, 1998 (which notice states that the Designated Party has given such notice simultaneously to the Borrower) that the aggregate amount of the purchases by the Borrower, IVOSC, Hall (Canada) and VSC from the Designated Party of goods and products of every kind whatsoever for the 12-month period ending November 30, 1998 was less than $27,000,000, the Borrower shall make a mandatory prepayment of the Loans in the aggregate amount of $500,000 on December 15,1998 (which prepayment shall be in addition to the regularly scheduled installment of $500,000 due on December 15, 1998 pursuant to
Section 2.01(c)). The Agent shall not have any duty to inquire into or verify the accuracy of any such notice it receives from the Designated Party, notwithstanding any dispute thereof by the Borrower. Such prepayment shall be applied to the Loans in the inverse order of maturity. Such prepayment shall be subject to Section 4.05 but shall otherwise be without premium or penalty.

      Section 2.11. Payments Generally. All payments under this Agreement or the Term Notes or any other Term Loan Document shall be made to the Agent, for (as the case may be) its own account or the account of the Banks, in Dollars in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day). The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. The Borrower shall, at the time of making each payment under this Agreement or the Term Notes or any other Term Loan Document, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Term Notes or any other Term Loan Document to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Section 11.16)). If the due date of any payment under this Agreement or the Term Notes or any other Term Loan Document would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Term Note or any other Term Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

      Section 2.12. Single Loan. Notwithstanding anything to the contrary contained in this Agreement or any of the other Term Loan Documents, unless and until the same shall be assigned to the Designated Party pursuant to the terms of the Designated Party Term Guaranty, The Chase Manhattan Bank shall be the sole Bank hereunder, its Funding Percentage shall at all times be 100% of the Commitment, the entire Commitment shall be advanced as a single term loan on the date of the initial borrowing hereunder and shall be repaid, prepaid and/or converted as provided for hereunder only as a single term loan; provided, however, that nothing in this Section shall preclude or restrict The Chase Manhattan Bank from assigning its Loan in whole or in part (or granting participation interests therein) to (a) any affiliate of, or any corporate successor to, The Chase Manhattan Bank, or (b) following an Event of Default and a default by the Designated Party under the Designated Party Term Guaranty, any other Person.

                             ARTICLE 3. [RESERVED].

                  ARTICLE 4. YIELD PROTECTION; ILLEGALITY; ETC.

      Section 4.01. Additional Costs. (a) The Borrower shall pay directly to each Bank and the Agent from time to time within ten days after demand therefor such amounts as such Bank or the Agent may determine to be necessary to compensate it for any costs which such Bank or the Agent determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or its Note, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank or the Agent under this Agreement or its Term Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or the Agent or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank or the Agent (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01); or
(iii) imposes any other condition affecting this Agreement or its Term Note (or any of such extensions of credit or liabilities). Each Bank or the Agent will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank or the Agent (as the case may be) to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from the Borrower under this Section 4.01(a), or under
Section 4.01(c), the Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted in accordance with Section 4.04.

            (b) Without limiting the effect of the foregoing provisions of this
Section 4.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be converted in accordance with Section 4.04).

            (c) Without limiting the effect of the foregoing provisions of this
Section 4.01 (but without duplication), the Borrower shall pay directly to each Bank from time to time within ten days after request therefor such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 4.01(c) as promptly as practicable after it makes a determination to request such compensation.

            (d) Determinations and allocations by a Bank for purposes of this
Section 4.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans, and of the additional amounts required to compensate such Bank under this Section 4.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are set forth in reasonable detail and provided to the Borrower together with the request for payment thereof.

            (e) Any Bank claiming any additional amount under this Section 4.01 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the need for, or reduce the amount of, any such additional amounts.

            (f) In the event that any Bank requests compensation pursuant to this Section 4.01, the Borrower shall be entitled to require such Bank (on at least 30 days' prior written notice to such Bank and the Agent) to assign its rights and obligations under this Agreement (including the Loans owing to it) to a new lender obtained by the Borrower (provided that such lender is reasonably acceptable to the

Agent), which assignment shall be effected in accordance with and subject to all the terms and conditions of Section 12.05.

      Section 4.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

            (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for Fixed Rate Loans as provided in this Agreement; or

            (b) the Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 upon the basis of which the rate of interest for Fixed Rate Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

then the Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.05.

      Section 4.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to (a) honor its obligation to renew Fixed Rate Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Fixed Rate Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent) and such Bank's obligation to make or renew Fixed Rate Loans and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Loans and such Bank's outstanding Fixed Rate Loans, as the case may be, shall be converted in accordance with Section 4.04.

      Section 4.04. Certain Conversions pursuant to Sections 4.01 and 4.03. If the Loans of any Bank of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") are to be converted pursuant to Section 4.01 or 4.03, such Bank's Affected Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 4.01(b) or 4.03, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in
Section 4.01 or 4.03 which gave rise to such conversion no longer exist:

            (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans; and

            (b) all Loans which would otherwise be made or renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans; and

            (c) if Loans of other Banks of the Affected Type are subsequently converted into Loans of another type (other than Variable Rate Loans), such Bank's Variable Rate Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so converted are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Bank Percentages.

      If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.01 or 4.03 which gave rise to the conversion of such Bank's Affected Loans pursuant to this Section 4.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type under each Facility and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Bank Percentages.

      Section 4.05. Certain Compensation. The Borrower shall pay to the Agent for the account of each Bank, within ten days after the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

            (a) any payment, prepayment, conversion or renewal of a Fixed Rate Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

            (b) any failure by the Borrower to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Section 2.04, 2.05 or 2.06, as the case may be.

      Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section 4.05 shall be conclusive absent manifest error and shall be set forth in reasonable detail and provided to the Borrower together with the request for payment thereof.

                        ARTICLE 5. CONDITIONS PRECEDENT.

      Section 5.01. Documentary Conditions Precedent. The obligations of the Banks to make the Loans are subject to the condition precedent that the Agent shall have received on or before the date of such Loans each of the following, in form and substance satisfactory to the Agent and its counsel:

            (a) the Term Note for each Bank duly executed by the Borrower;

            (b) the other Term Loan Documents to which the Borrower is a party, duly executed by the Borrower;

            (c) the Designated Party Term Guaranty, the Term Intercreditor Agreement, and the Designated Party Identification Agreement, all duly executed by the Designated Party;

            (d) the Term Loan Documents to which any Subsidiary of the Borrower is a party, duly executed by such Subsidiary;

            (e) (x) financing statements (UCC-1) duly executed by the Borrower and the Subsidiaries (respectively) in form suitable for filing under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent or any Bank, desirable to perfect the security interest created by the VSC Term Security Agreement and the Borrower/IVOSC/Hall (Canada) Term Security Agreement; and (y) certified copies of requests for information identifying all of the financing statements on file with respect to the Borrower, each Subsidiary and the entity that sold to the Borrower the Vitamin Specialties Business, in all jurisdictions referred to under (x), indicating that no party claims an interest in any of the Security (as defined in any such Security Agreement);

            (f) amendments to the Revolving Credit Agreement and documents executed and delivered in connection therewith to (among other things) adjust the subordination with respect to the Vitamin Specialties Assets, and provide for a guaranty by VSC of the obligations of the Borrower under the Revolving Credit Agreement and a junior lien on the assets of VSC to secure such guaranty, duly executed by (as appropriate) the Borrower, the Subsidiary and the Designated Party;

            (g) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date (x) attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Term Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement; and
(y) certifying the names and true signatures of the officers of the Borrower authorized to sign the Term Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

            (h) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in
Article 6 are true and correct in all material respects on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

            (i) a certificate of the Secretary or Assistant Secretary of each of the Subsidiaries dated the Closing Date (x) attesting to all corporate action taken by such Subsidiary, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Term Loan Documents to which it is a party; and (y) certifying the names and true signatures of the officers of each such Subsidiary authorized to sign the Term Loan Documents to which it is a party;

            (j) a favorable opinion of counsel for the Borrower and the Subsidiaries, dated the Closing Date, in substantially the form of Exhibit E and as to such other matters as the Agent or any Bank may reasonably request;

            (k) a certificate of the Secretary or Assistant Secretary of the Designated Party dated the Closing Date (x) attesting to all corporate action taken by the Designated Party, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Designated Party Term Guaranty and (y) certifying the names and true signatures of the officers of the Designated Party authorized to sign the Term Loan Documents to which the Designated Party is a party;

            (l) a favorable opinion of counsel for the Designated Party dated the Closing Date as to such matters as the Agent or any Bank may reasonably request;

            (m) the written consent of Corestates - New Jersey National Bank with respect to the borrowing of the Loans and granting by the Borrower to the Agent of the Mortgage on the New Freehold/Howell Real Estate;

            (n) a policy of title insurance (or a commitment therefor marked up by the title insurance company) in the amount of $2,500,000 insuring the Mortgage as a second-priority Lien on the New Freehold/Howell Real Estate (subject only to a mortgage in favor of Corestates - New Jersey National Bank, which shall have an outstanding balance not in excess of $1,450,000; and subject to no other Liens or encumbrances that are objectionable to the Agent);

            (o) an as-built survey of the New Freehold/Howell Real Estate dated not more than 24 months prior to the Closing Date, together with a survey affidavit of no change executed by the Borrower;

            (p) a certificate stating whether or not the New Freehold/Howell Real Estate is in a federally-designated flood hazard area, and (if so) evidence that flood insurance is in effect as required by law;

            (q) a certificate of insurance (on form ACCORD 27) evidencing the effectiveness of "all-risk" property insurance with respect to the improvements comprising the New Freehold/Howell Real Estate and with respect to the inventory and equipment of the Borrower, which names the Agent under a standard mortgagee and lender-loss payable endorsement;

            (r) a letter of nonapplicability under the New Jersey Industrial Site Recovery Act issued by the New Jersey Department of Environmental Protection as to the acquisition by the Borrower of the New Freehold/Howell Real Estate;

            (s) consent letters from the Authority and from the Banque Nationale de Paris consenting to the borrowing of the Loans and to the grant by the Borrower of the collateral therefor (including the Mortgage and the Borrower/IVOSC/Hall (Canada) Term Security Agreement);

            (t) the consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of and for the fiscal quarter ending January 31, 1998 that are referred to in Section 6.05;

            (u) advice from the Designated Party that the Borrower has an open credit line of not less than $3,950,000 (subject to revision in accordance with normal commercial practices) with the Designated Party, and that such amount will increase by $750,000 (subject to revision in accordance with normal commercial practices) when the Borrower prepays the Loans as provided in Section 2.09;

            (v) the Edell Term Subordination Agreement, duly executed by Arthur Edell;

            (w) employment agreements with the Principals (respectively), duly executed by the Borrower and the Principals;

            (x) current financial statements of VSC; and

            (y) such other approvals, consents, opinions and documents as the Agent may reasonably request.

                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants that:

      Section 6.01. Incorporation, Good Standing and Due Qualification. Each of the Borrower and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the financial condition, operations, properties or business of the Borrower or any of its Subsidiaries.

      Section 6.02. Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Borrower and by each Subsidiary of the Borrower of the Term Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the VSC Term Security Agreement and the Borrower/IVOSC/Hall (Canada) Term Security Agreement), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Term Loan Documents), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Subsidiary of the Borrower; or (f) cause the Borrower or any Subsidiary of the Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

      Section 6.03. Legally Enforceable Agreements. Each Term Loan Document to which the Borrower or any Subsidiary of the Borrower is a party is a legal, valid and binding obligation of the Borrower or such Subsidiary (as the case may be) enforceable against the Borrower or such Subsidiary (as the case may be) in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws affecting creditors' rights generally.

      Section 6.04. Litigation. Except as set forth in Schedule 6.04, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any Subsidiary of the Borrower before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or any such Subsidiary or of the ability of the Borrower or such Subsidiary to perform its obligations under the Term Loan Documents to which it is a party.

      Section 6.05. Financial Statements. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at July 31, 1997, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon of Amper, Politziner & Mattia, independent certified public accountants, and the interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 31, 1998, and the related consolidated income statement and statement of cash flows for the six-month period then ended, copies of which have been furnished to each of the Banks, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments and the absence of footnotes, in the case of such interim financial statements). Since July 31, 1997, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower or any of its Subsidiaries, except as may be reflected in the Forms 10-Q filed by the borrower with the Securities and Exchange Commission between July 31, 1997 and the Closing Date.

            (b) There are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since July 31, 1997.

            (c) No information, exhibit or report furnished by the Borrower in writing to the Agent or any of the Banks in connection with the negotiation of this Agreement contained to the Borrower's knowledge any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

      Section 6.06. Ownership and Liens. Each of the Borrower and the Consolidated Subsidiaries of the Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 6.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Subsidiary of the Borrower and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder (including without limitation those identified on Schedule 6.10) and except for the Liens created by the Term Loan Documents and the Liens in favor of the agent under the Revolving Credit Agreement and the Liens in favor of the Designated Party that were granted in connection with the Revolving Credit Agreement.

      Section 6.07. Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns (federal, state and local) required to be filed and has paid or caused to be paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties.

      Section 6.08. ERISA. Each Plan, and, to the best knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Bank in accordance with Section 7.08(h) hereof. As of the most recent valuation date for each Plan, each Plan was

"fully funded" (which for purposes of this Section 6.08 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis) or the present value of accrued benefits (determined on such basis) does not exceed the fair market value of the Plan's assets by an amount which is material.

      Section 6.09. Subsidiaries and Ownership of Stock. Schedule 6.09 contains a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens.

      Section 6.10. Credit Arrangements. Schedule 6.10 contains a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or directly relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

      Section 6.11. Operation of Business. Each of the Borrower and its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto to conduct its business substantially as now conducted and as presently proposed to be conducted, except where the failure to possess any such right would not materially adversely affect the financial condition, operations, properties or business of the Borrower or any Subsidiary of the Borrower; and to the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

      Section 6.12. Hazardous Materials. The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the consolidated financial condition, operations or business of the Borrower and its Consolidated Subsidiaries. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the consolidated financial condition, operations or business of the Borrower and its Consolidated Subsidiaries.

      In addition, except as set forth in Schedule 6.12 hereto, or except as would not have a material adverse effect on the consolidated financial condition, operations, or business of the Borrower and its Consolidated
Subsidiaries:

            (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. ss.9601(22) ("Release"), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Borrower or any of its Subsidiaries.

            (b) Neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries; and

                  (i) no polychlorinated biphenyl is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (ii) no asbestos is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (iii) there are no underground storage tanks for Hazardous
            Materials. active or abandoned, at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (iv) no Hazardous Materials have been Released, in a
            reportable quantity, where such a quantity has been established by statute, ordinance, rule. regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries; and

            (c) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System as provided by 40 C.F.R. ss.300.5 ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

            (d) No Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the

Borrower or any of its Subsidiaries at any location other than those listed in
Schedule 6.12 hereto.

            (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

            (f) There are no Liens arising under or pursuant to any Environmental laws on any of the real property or properties owned or leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

            (g) There have been no environmental investigations, studies, audits, test, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been made available to the Banks.

      Section 6.13. No Default on Outstanding Judgments or Orders. Each of the Borrower and its Subsidiaries has satisfied all judgments and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, title, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

      Section 6.14. No Defaults on Other Agreements. Neither the Borrower nor any Subsidiary of the Borrower is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could reasonably be expected to have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower or any such Subsidiary or its ability to carry out its obligations under the Term Loan Documents to which it is a party. Neither the Borrower nor any Subsidiary of the Borrower is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, except where such default would not result in a material adverse effect on the business, properties, assets or financial condition of the Borrower or any Subsidiary of the Borrower.

      Section 6.15. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower or such Subsidiary.

      Section 6.16. Governmental Regulation. Neither the Borrower nor any Subsidiary of the Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed.

      Section 6.17. Partnerships. Neither the Borrower nor any of its Subsidiaries is a partner in any partnership other than Hidel Partners (of which the Borrower owns 100% of the Partnership Interests).

      Section 6.18. No Forfeiture Proceeding. No Forfeiture Proceeding is pending or, to the knowledge of the Borrower, threatened.

      Section 6.19. Solvency.

            (a) The present fair saleable value of the assets of the Borrower after giving effect to all the transactions contemplated by the Term Loan Documents and the funding of all Commitments hereunder exceeds the amount of the existing debts and other liabilities (including contingent liabilities) of the Borrower.

            (b) The property of the Borrower does not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower.

            (c) The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower, and of amounts to be payable on or in respect of debt of the Borrower). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of the Borrower when such amounts are required to be paid.

            (d) The Borrower does not believe that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this Section 6.19), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

      Section 6.20. As to Collateral. (a) The assets comprising the Vitamin Specialties Business have been transferred by the Borrower to VSC (except for the tenant's interest under the leases of certain of the Stores; and subject to the matters referred to in subsection (d) of this Section with respect to trademarks), and the

Vitamin Specialties Business is now conducted entirely by VSC and not by the Borrower or any other Subsidiary.

            (b) Schedule 6.20(b) hereto accurately sets forth as to each of the Borrower and each Subsidiary of the Borrower, the address of (i) its chief executive office and (ii) each place in which it keeps any inventory, equipment or fixtures (including, without limitation, each place that is a Store).

            (c) During the five years preceding the Closing Date, neither the Borrower nor any Subsidiary of the Borrower has been known by any name other than its current name, except for the following names:

                  (i)    Hall Laboratories, Inc.

                  (ii)   International Vitamin Corporation

                  (iii)  International Vitamin Supplements, Inc.

                  (iv)   Vitamin Factory Outlets, Inc.

                  (v)    American Vitamin Products, Inc.

                  (vi)   Hidel Partners

                  (vii)  Ilan Packaging, Inc.

                  (viii) Vitamin Specialties Division of HealthRite Inc.

            (d) None of the trademarks comprising the Vitamin Specialties Assets is registered with the U.S. Patent and Trademark Office, except that "Vitamin Specialties" (both with and without a logo) is so registered (and such registration is of record subject to an outstanding interest in favor of National Westminster Bank).

            (e) The names and addresses of the landlords of the present Stores are as identified on Schedule 6.20(e).

                        ARTICLE 7. AFFIRMATIVE COVENANTS.

      So long as any of the Term Notes shall remain unpaid, the Borrower shall:

      Section 7.01. Maintenance of Existence. Preserve and maintain, and (except to the extent of any merger of a Subsidiary into the Borrower as permitted hereby) cause each Subsidiary of the Borrower to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

      Section 7.02. Conduct of Business. Continue, and cause each Subsidiary of the Borrower to continue, to engage in the same general manner in a business of the same general type as conducted by the Borrower and its Subsidiaries immediately prior to the execution and delivery of this Agreement.

      Section 7.03. Maintenance of Properties. Maintain, keep and preserve, and cause each Subsidiary of the Borrower to maintain, keep and preserve, all of its properties, (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

      Section 7.04. Maintenance of Records. Keep, and cause each Subsidiary of the Borrower to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and such Subsidiaries.

      Section 7.05. Maintenance of Insurance. Maintain, and cause each Subsidiary of the Borrower to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. The policy of property insurance covering the inventory, equipment and fixtures of the Borrower or any Subsidiary Guarantor shall name the Agent under a lender loss payable endorsement in form acceptable to the Agent.

      Section 7.06. Compliance with Laws. Comply, and cause each Subsidiary of the Borrower to comply, in all respects with all applicable laws, rules, regulations and orders (except where any failure to comply would not have a material effect on the financial condition, operations, properties or business of the Borrower or any of its Subsidiaries), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property (except to the extent that the same is being contested in good faith by appropriate proceedings and adequate reserves are set aside therefor).

      Section 7.07. Right of Inspection. At any reasonable time and from time to time, upon prior written notice, permit the Agent or any Bank or any agent or representative thereof, (i) to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, all at the cost of the Borrower, except that the Borrower shall not be obligated to bear the cost of more than two such inspections in any 12-month period at each of its Oregon and British Columbia facilities; and (ii) to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants, provided however that in the case of any such meeting with the Borrower's accountants, such meeting is scheduled through the Borrower and the Borrower is permitted to be present.

      Section 7.08. Reporting Requirements. Furnish directly to the Agent and to each of the Banks:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such fiscal year, all in the form required to be set forth in Form 10-K required to be submitted to the Securities and Exchange Commission and all prepared in accordance with GAAP and accompanied by an opinion thereon acceptable to the Agent by Amper, Politziner & Mattia or other independent accountants of recognized standing selected by the Borrower;

            (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in the form required to be set forth in Form 10-Q required to be submitted to the Securities and Exchange Commission and all prepared in accordance with GAAP and certified by the chief financial officer of the Borrower (subject to year-end adjustments);

            (c) promptly upon receipt thereof, copies of any reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Subsidiary made by such accountants;

            (d) simultaneously with the delivery of the financial statements referred to above, a certificate of the chief financial officer of the Borrower
(i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 9;

            (e) simultaneously with the delivery of the annual financial statements referred to in Section 7.08(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

            (f) promptly after becoming aware thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

            (g) as soon as possible and in any event within 10 days after becoming aware of the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

            (h) as soon as possible, and in any event within ten days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of
            ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

                  (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                  (iii) the institution by PBGC of proceedings under Section
            4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal from a Multiemployer
            Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041 A of ERISA;

                  (v) the institution of a proceeding by a fiduciary or any
            Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                  (vi) the adoption of an amendment to any Plan that pursuant to
            Section 401 (a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                  (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

                  (viii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrower;

            (i) promptly after the request of any Bank, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or an ERISA Affiliate;

            (j) promptly after the furnishing thereof, copies of any material statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section 7.08;

            (k) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

            (l) promptly after the commencement thereof or promptly after the Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

            (m) simultaneously with the delivery of the financial statements referred to in Section 7.08(a), a separate consolidating balance sheet, income statement and statement of cash flows as to VSC;

            (n) prior to the opening of any Store after the Closing Date, (i) written notice to the Agent of such opening, and (ii) a copy of the lease or other occupancy agreement as to such Store; and

            (o) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Bank may from time to time reasonably request (including, without limiting the generality of the foregoing, financial statements described in paragraph (a) and (b) of this Section that are consolidating as to the Borrower and its Consolidated Subsidiaries).

      Section 7.09. Registered Trademarks. (a) Cause VSC to assign to the Agent any trademark comprising a Vitamin Specialties Asset that is hereafter registered with the U.S. Patent and Trademark Office, promptly after such registration is effected (which assignment shall be in form satisfactory to the Agent); and

            (b) Use its best efforts to cause National Westminster Bank to discharge (in recordable form) its interest in the trademarks referred to in
Section 6.20(d), within 45 days after the Closing Date (or as soon thereafter as possible).

      Section 7.10. Store Leases. (a) Use its best efforts to cause, within 60 days after the Closing Date (or as soon as possible thereafter), the landlords of the Stores (to the extent they have not already done so) to consent in writing to the assignment of the tenant's interest under the leases of such Stores by HealthRite, Inc. to the Borrower and then to VSC and then (as collateral) to the Agent and its assignee; and provide copies of such written consents to the Agent; and

            (b) Use its best efforts to cause the landlord under each lease of a Store that is entered into after the Closing Date to consent to the assignment of such lease (as collateral) to the Agent and its assignee.

      Section 7.11. Subordination and Nondisturbance Agreement. Use its best efforts to cause, within 90 days after the Closing Date (or as soon thereafter as possible), the existing tenant at the New Freehold/Howell Real Estate to execute and deliver to the Agent a subordination, nondisturbance and attornment agreement in the form of Exhibit M; and, if the Agent considers it necessary or appropriate elects to engage counsel in connection therewith, the Borrower shall pay the reasonable fees and disbursements of counsel for the Agent in connection therewith.

                         ARTICLE 8. NEGATIVE COVENANTS.

      So long as any of the Term Notes shall remain unpaid, the Borrower shall not:

      Section 8.01. Debt. Create, incur, assume or suffer to exist, or permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Debt, except:

            (a) Debt of the Borrower and its Subsidiaries under this Agreement, the other Term Loan Documents, the Revolving Credit Agreement and the other Facility Documents (as such term is defined in the Revolving Credit Agreement);

            (b) Debt described in Schedule 6.10, including renewals, extensions or refinancings thereof, provided that (except as otherwise specified in Section 2.09(b) with respect to a refinancing of the mortgage Debt owing to Corestates - New Jersey National Bank) the then-outstanding principal amount thereof does not increase;

            (c) Debt of the Borrower subordinated on terms satisfactory to the Agent to the Borrower's obligations under this Agreement and the Notes;

            (d) Debt of the Borrower or any such Subsidiary permitted under
Section 8.02 and Section 8.03;

            (e) Debt in respect of letters of credit issued for the account of the Borrower or any such Subsidiary in an aggregate face amount outstanding at any time of up to $500,000 (in addition to the letter of credit issued under the Revolving Credit Agreement);

            (f) Debt of the Borrower under the interest rate protection agreement described in Section 7.10 of the Revolving Credit Agreement;

            (g) Debt of Hall (Canada) to the Borrower not to exceed $500,000 outstanding at any time;

            (h) Debt of the Borrower to Hall (Canada) that is incurred as a currency hedge, not to exceed $500,000 outstanding at any time; and

            (i) Debt of Hall (Canada) to a Canadian institutional lender in an amount not to exceed $500,000 outstanding at any time.

      Section 8.02. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary of the Borrower to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, asset, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except (a) the VSC Term Guaranty and the IVOSC/Hall (Canada) Term Guaranty, (b) guaranties by Subsidiaries of the obligations of the Borrower under the Revolving Credit Agreement, and (c) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

      Section 8.03. Liens. Create, incur, assume or suffer to exist, or permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

            (a) Liens in favor of the Agent and the Banks securing the Loans and other obligations of the Borrower hereunder and under the other Term Loan Documents (as the same may be assigned to the Designated Party); and Liens in favor of the agent and the banks under the Revolving Credit Agreement securing the obligations of the Borrower under the Revolving Credit Agreement and the other Facility Documents;

            (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

            (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established:

            (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

            (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

            (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

            (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

            (h) Liens securing obligations of such a Subsidiary to the Borrower;

            (i) the Lien on the real estate of the Borrower located in Freehold, New Jersey (not the New Freehold/Howell Real Estate) securing an obligation to the Authority and Banque Nationale de Paris, Houston Agency, in the original principal amount of $5,600,000, and any renewal, extension or refinancing thereof provided that the same does not increase the then-outstanding principal amount of such obligation; but not the extension of such Lien to other property;

            (j) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                  (i) any property subject to any of the foregoing is acquired by the Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created substantially contemporaneously with such acquisition;

                  (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 90% (or, in the case of a Capital Lease, 100%) of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Subsidiary acquiring the same;

                  (iii) each such Lien shall attach only to the property so
            acquired and fixed improvements thereon; and

                  (iv) the Debt secured by all such Liens in favor of any Person other than the Reference Bank shall not exceed $500,000 at any time outstanding in the aggregate;

            (k) one or more Liens in favor of the Designated Party on the same assets and properties of the Borrower and its Subsidiaries as are encumbered by Liens in favor of the agent under the Revolving Credit Agreement that are subject and subordinate to such Liens in favor of the agent under the Revolving Credit Agreement;

            (l) the Lien encumbering the New Freehold/Howell Real Estate in favor of Corestates - New Jersey National Bank securing an amount not in excess of $1,450,000; and any refinancing of such Lien, subject to and in accordance with Section 2.09; and

            (m) Liens listed on Schedule 6.10, including renewals, extensions or refinancings thereof, provided that the then-outstanding principal amount of no such Lien is increased.

      Section 8.04. Leases. Create, incur, assume or suffer to exist, or permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement and any extensions or renewals thereof; (b) a lease of the New Freehold/Howell Real Estate pursuant to a sale/leaseback arrangement, provided that there is compliance with Section 2.09; (c) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $250,000; and (d) Capital Leases permitted by Section 8.03.

      Section 8.05. Investments. Make any loan or advance to any Person, or purchase or otherwise acquire any capital stock, obligations or other securities of any Person, or make any capital contribution to any Person, or otherwise invest in or acquire any interest in any Person, or permit any Subsidiary of the Borrower to do so, except: (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $200,000,000; (d) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any such Subsidiary; (e) currently outstanding loans and advances to employees listed on Schedule 8.05 hereof, and further loans and advances to employees hired after the Closing Date that are made during fiscal year 1998 and that do not exceed in the aggregate $100,000;
(f) in addition to the loans and advances to Hall (Canada) that are permitted by
Section 8.01(g), other investments in Hall (Canada) that do not in the aggregate exceed $250,000 at any time outstanding; (g) acquisitions of any Person (whether by way of the acquisition of the capital stock of such Person or of the assets of such Person) provided that (i) the aggregate amount of all such acquisitions pursuant to this clause (g) does not exceed $100,000, (ii) the Agent is advised in reasonable detail of the nature and extent of the direct and contingent liabilities of such Person that are being assumed, and the Agent approves the same, and (iii) (if assets are being acquired) such assets are free of all Liens other than Liens permitted hereby and upon such acquisition the Bank has a perfected security interest therein, and (iv) (if capital stock is being acquired) such Person guarantees all existing and future obligations and liabilities of the Borrower under the Revolving Credit Agreement and under this Term Loan Agreement and creates in favor of the agent under the Revolving Credit Agreement and of the Agent a first-priority Lien in all its existing and future assets and properties, which guarantee and Lien shall be pursuant to documentation in form and substance satisfactory to such agent and the Agent.

      Section 8.06. Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another such Subsidiary, except that the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower.

      Section 8.07. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any Subsidiary of the Borrower to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except: (a) for inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business;
(c) that any such Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower; (d) the sale of the New Freehold/Howell Real Estate pursuant to a sale/leaseback arrangement, provided that there is compliance with
Section 2.09; (e) the sale of equipment that is being replaced by other equipment of equal or greater value; (f) the sale of other equipment, provided that (i) no single item sold pursuant to this clause (f) has a value in excess of $250,000, (ii) the aggregate value of all items sold pursuant to this clause (f) from the Closing Date through the Maturity Date does not exceed $750,000; provided, however, that in the case of clauses (b), (d),
(e) and (f), such sales and dispositions shall be for not less than fair market value.

      Section 8.08. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock of any of its Subsidiaries or permit any such Subsidiary to issue any additional shares of its capital stock, except directors qualifying shares.

      Section 8.09. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any Subsidiary of the Borrower to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

      Section 8.10. Mergers, Acquisitions, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or of a line of business of any Person (or enter into any agreement to do any of the foregoing), or permit any Subsidiary of the Borrower to do so, except (a) that any such Subsidiary (other than VSC) may merge into or transfer assets to the Borrower; (b) an acquisition described in Section 8.05(g) may be made; and (c) a Person may merge into the Borrower or any wholly-owned Subsidiary of the Borrower, provided that (i) the Borrower or such wholly-owned Subsidiary is the survivor in such merger; (ii) there shall be, in the judgment of the Agent (after consultation with the Designated Party; but the final determination shall be that of the Agent alone), as a result of such merger no material adverse effect on (x) the business, operations, property, condition (financial or otherwise), prospects, or ownership of the Borrower and its Subsidiaries, or (y) the validity or enforceability of any of the Term Loan Documents or the rights or remedies of the Agent or any of the Banks hereunder or thereunder; (iii) the Agent shall have been provided with sufficient information and documents, and sufficiently in advance of the effective date of such merger, to enable the Agent to evaluate the merger; (iv) the assets of such Person are free of Liens; (v) no Default or Event of Default exists or would, after giving effect to such merger, exist; and (vi) prior to the effective date of such merger the Borrower and/or such wholly-owned Subsidiary executes and delivers to the Agent such instruments and documents (including without limitation UCC-1 financing statements) as the Agent reasonably requests to confirm the continuing validity, perfection and priority of its Lien on the assets of the Borrower or such wholly-owned Subsidiary after giving effect to such merger.

      Section 8.11. As to Collateral. (a) Relocate, or permit any Subsidiary to relocate, its chief executive office to a place other than the place identified in Schedule 6.20(b), unless prior thereto the Borrower or such Subsidiary Guarantor shall have given written notice thereof to the Agent and shall have executed and delivered to the Agent for filing by the Agent (at the cost of the Borrower) any and all UCC- 1 financing statements and other similar instruments as may be necessary or appropriate to continue the perfection of the security interests granted by it to the Agent pursuant to the Term Loan Documents.

            (b) Permit any of the inventory, equipment or fixtures of the Borrower or any Subsidiary to be located in any jurisdiction other than those identified in Section 6.20(b), unless prior thereto the Borrower or the applicable Subsidiary shall have notified the Agent in writing and shall have executed and delivered to the Agent for filing by the Agent (at the cost of the Borrower) any and all UCC-1 financing statements and other similar instruments as may be necessary or appropriate to continue the perfection of the security interests granted by it to the Agent pursuant to the Term Loan Documents.

      Section 8.12. As to Vitamin Specialties Business in Particular. (a) Permit the Vitamin Specialties Business to be conducted by any Person other than VSC. Without limiting the generality of the foregoing, the Borrower shall not permit VSC to transfer any of the Vitamin Specialties Assets to the Borrower or any other Subsidiary, except that VSC may commingle revenues received by it with funds of the Borrower and its other Subsidiaries in the ordinary course of business of the Borrower and its Subsidiaries; provided, however, that VSC may not so commingle its funds (or any other assets of VSC) after any assignment of this Agreement and the Notes to the Designated Party, but VSC will instead (after such assignment) retain its own funds and other assets (excluding the Excluded Assets).

            (b) Conduct, or permit any Subsidiary (other than VSC, and other than a wholly-owned Subsidiary of VSC that shall have granted to the Agent a Lien in all its assets in form and substance satisfactory to the Agent and all of whose outstanding capital stock shall have been pledged to the Agent in form and substance satisfactory to the Agent) to conduct, a retail vitamin and nutrition business, either directly or by way of franchises to franchisees.

            (c) After the occurrence of an Event of Default, ship any inventory to a Store or otherwise transfer any material value to VSC or confer any material benefit on VSC (or permit any Subsidiary to do so), unless payment in full is made to the Borrower therefor or arrangements for payment in full to the Borrower therefor are made by VSC that are satisfactory to the Agent.

      Section 8.13. Employment Agreements. Make any change with respect to any of the employment agreements with any of the Principals, copies of which are being delivered to the Agent on the Closing Date.

                         ARTICLE 9. FINANCIAL COVENANTS.

      So long as any of the Term Notes shall remain unpaid:

      Section 9.01. EBITDA. The Borrower shall not permit Consolidated EBITDA for the 12-month period ending July 31, 1998 to be less than $8,000,000.

      Section 9.02. Cash Flow Leverage Ratio. The Borrower shall not permit the ratio, as of the last day of any fiscal quarter of the Borrower, of (x) Funded Debt as of such day to (y) Consolidated EBITDA for the period of four consecutive fiscal quarters ending such day, to be greater than the amount set forth below opposite such day:

      (i)   April 30, 1998                      4.5:1

      (ii)  July 31, 1998                       4.0:1

      (iii) October 31, 1998                    3.5:1

      (iv)  January 31, 1999                    3.0:1

      (v)   April 30, 1999                      2.5:1

      (vi)  July 31, 1999                       2.5:1

Notwithstanding the immediately preceding sentence, with respect to the determination of such ratio as of the fiscal quarter ending April 30, 1998 only, the divisor of such ratio (clause (y) above) shall not be Consolidated EBITDA for the period of four consecutive fiscal quarters ending such day; instead such divisor shall be the product of Consolidated EBITDA for the period of three consecutive fiscal quarters ending such day, multiplied by 1.333.

      Section 9.03. Tangible Net Worth. The Borrower shall maintain at all times a Consolidated Tangible Net Worth of not less than the following amounts:

            (A)   until July 30, 1998:          $14,500,000

            (B)   July 31, 1998 until July 30,  The amount identified in (A)
                  1999: above, plus 50% of Consolidated Net Income for the fiscal year ended July 31, 1998;

            (C)   on and after July 31, 1999:   The amount identified in (B)
                                                above, plus 50% of Consolidated
                                                Net Income for the fiscal year
                                                ending July 31, 1999.

      Section 9.04. Current Ratio. The Borrower shall at all times maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.6:1.0.

      Section 9.05. Interest Coverage. The Borrower shall not permit the ratio, as of the last day of any fiscal quarter of the Borrower, of (x) Consolidated EBITDA for the period of four consecutive fiscal quarters ending such day to (y) cash interest expense in respect of all Consolidated Funded Debt for such period of four consecutive fiscal quarters, to be less than the amount set forth below opposite such day:

            (i)   April 30, 1998                      3.0:1.0

            (ii)  each of July 31, 1998, October
                  31, 1998, January 31, 1999 and
                  April 30, 1999                      3.5:1.0

            (iii) each fiscal-quarter ending
                  date thereafter                     4.5:1.0.

Notwithstanding the immediately preceding sentence, with respect to the determination of such ratio as of the fiscal quarter ending April 30, 1998 only, the dividend of such ratio (clause (x) above) shall not be Consolidated EBITDA for the period of four consecutive fiscal quarters ending such day; but instead such dividend shall be the product of Consolidated EBITDA for the period of three consecutive fiscal quarters ending such day, multiplied by 1.333.

      Section 9.06. Capital Expenditures. The Borrower shall not permit its Consolidated Capital Expenditures to be greater than:

            (i)   for the 12 month period ending April      $2,000,000
                  30, 1998

            (ii)  for the 12 month period ending April      $3,000,000
                  30, 1999

            (iii) for the four-month period ending          $  500,000.
                  August 31, 1999

      Section 9.07. No Quarterly Loss. The Borrower shall not incur a net loss after taxes and extraordinary items (on a consolidated basis with its Consolidated Subsidiaries) in more than one fiscal quarter in any period of four consecutive fiscal quarters.

      Section 9.08. EBITDA of VSC. The Borrower shall not permit the EBITDA of VSC for any period consisting of four consecutive fiscal quarters to be less than (a) negative $250,000, as to any such four-quarter period ending on or before April 30, 1999, or (b) zero, as to any such four-quarter period ending after April 30, 1999.

                         ARTICLE 10. EVENTS OF DEFAULT.

      Section 10.01. Events of Default. Any of the following events shall be an "Event of Default":

            (a) the Borrower shall: (i) fail to pay the principal of any Term Note at maturity or when required pursuant to Section 2.09; or (ii) fail to pay any installment of principal of the Term Note on an Amortization Date and such failure shall continue for three days; or (iii) fail to pay interest on any Term Note or any fee or other amount due hereunder as and when due and payable and such failure shall continue for three days;

            (b) any representation or warranty made or deemed made by the Borrower or any Subsidiary of the Borrower in this Agreement or in any other Term Loan Document or which is contained in any certificate, document, opinion, financial or other written statement furnished at any time under or in connection with this Agreement or any other Term Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

            (c) the Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.02 or Articles 8 or 9; or (ii) fail to pay, perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Term Loan Document and such failure shall continue for 30 consecutive days;

            (d) the Designated Party Term Guaranty or the Term Intercreditor Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Designated Party, or the Designated Party shall deny it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder;

            (e) the Borrower or any Subsidiary of the Borrower shall: (i) fail to pay any Debt, including but not limited to indebtedness for borrowed money (other than the Term Notes), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness (except that such a failure under the Borrower's New Jersey Economic Development Authority financing relating to its Irvington premises shall not constitute an Event of Default if such failure is waived by the lender thereunder); provided that (in the case of both (i) and (ii)) the aggregate principal amount of such Debt as to which such failure to pay has occurred (and not merely the installment or other portion thereof not paid), or as to which the maturity is or is permitted to be accelerated by reason of such failure to perform or observe, shall be $500,000 or more; or any such indebtedness whose principal amount is $500,000 or more shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or if there shall occur under the Revolving Credit Agreement an "Event of Default" (as such quoted term is defined in the Revolving Credit Agreement);

            (f) for so long as any of the Term Notes or the Facility B Loans are outstanding, the Borrower shall fail to maintain current payments under its trade credit obligations to the Designated Party, including but not limited to the open trade credit account extended to the Borrower by the Designated Party; and for such purpose, the Agent and Banks shall be entitled conclusively to rely upon a certificate of the Treasurer of the Designated Party as to whether or not such a failure has occurred or continues to exist, notwithstanding any dispute by the Borrower as to whether or not such a failure has occurred or continues to exist. For the purposes hereof, the current status will be determined on (i) the third business day after the last day of each month for open account balances, and (ii) on the due date for all other obligations;

            (g) the Borrower, or any Subsidiary of the Borrower, or the Designated Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian. receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or (v) (other than in the case of the Designated Party) shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (vi) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vii) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

            (h) one or more judgments, decrees or orders for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Borrower or any Subsidiary of the Borrower and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

            (i) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Borrower is under an obligation to furnish a report to the Banks in accordance with Section 7.08(h) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of the Required Banks is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower;

            (j) the Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material;

            (k) if, during the lifetime of a Principal, the number of shares of capital stock of the Borrower owned by such Principal and members of his immediate family sharing the same household on the Closing Date (the "Closing Date Shares") is reduced to less than 95% (or, following one year from the Closing Date, 90%) of the Closing Date Shares by sales or other transfers (other than sales or transfers to their issue, which will be deemed to continue to be owned by such Principal) by such Principal or members of his immediate family sharing the same household after the Closing Date (and for purposes hereof, 50% of the shares acquired by a Principal after the Closing Date pursuant to Option Rights owned by such Principal on the Closing Date shall be deemed to be included in the Closing Date Shares of such Principal) or if any shares so required to be retained are pledged or become subject to a security interest in favor of any other Person; or at any time the Principals collectively own, beneficially and of record and free of all Liens, less than 72% of the outstanding capital stock of the Borrower, except that each Principal may dispose of up to 5% of his Closing Date Shares from the Closing Date until December 31, 1998 and up to an additional 5% of his Closing Date Shares from January 1, 1999 until the Maturity Date (it being agreed that if any Principal disposes of less than such 5% from the Closing Date until December 31, 1998, the remaining portion of such 5% allowance may be carried over by such Principal to the period of January 1, 1999 until the Maturity Date);

            (l) during any period of 12 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower cease for any reason to constitute a majority of the board of directors of the Borrower;

            (m) I. Alan Hirschfeld ceases to serve as the full-time chief operating officer (or other position acceptable to the Agent) of the Borrower, unless either (i) Mr. Hirschfeld is replaced within six months thereafter by a Person selected by the Borrower whom the Agent reasonably approves in writing as such replacement or (ii) all of E. Joseph Edell, Arthur S. Edell and Andrew M. Pinkowski continue to serve full time as (respectively) the chairman/chief executive officer, president and vice chairman (or other positions acceptable to the Agent) of the Borrower:

            (n) there is a seizure by or forfeiture in favor of any governmental authority of any property of the Borrower or any of its Subsidiaries having a value in excess of $1,000,000, other than by eminent domain proceedings where the Borrower or such Subsidiary receives reasonable compensation therefor;

            (o) the VSC Term Guaranty or the IVOSC/Hall (Canada) Term Guaranty shall at any time after its execution and delivery and for any reason cease to be in full force and effect as to the applicable Subsidiary or shall be declared null and void as to such Subsidiary, or the validity or enforceability thereof shall be contested in writing by such Subsidiary or such Subsidiary shall deny in writing it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder;

            (p) the VSC Term Security Agreement or the Borrower/IVOSC/Hall (Canada) Term Security Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected security interest in and to the property purported to be subject to such Agreement, having (in the case of the security interest created pursuant to the VSC Term Security Agreement) first priority; or (B) to be in full force and effect; or shall be declared null and void; or the validity or enforceability thereof shall be contested in writing by the grantor thereunder, or the grantor thereunder shall deny in writing it has any further liability or obligation thereunder, or the grantor thereunder shall fail to perform any of its obligations thereunder; or

            (q) the Stock Pledge Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Agreement; or (B) to be in full force and effect, or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by the Borrower or VSC, or the Borrower shall deny in writing it has any further liability or obligation thereunder, or the Borrower shall fail to perform any of its obligations thereunder.

      Section 10.02. Remedies. If any Event of Default shall occur and be continuing, the Agent may or, upon request of the Required Banks, shall by notice to the Borrower, declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement or the Term Notes to be forthwith due and payable, whereupon the Term Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower (provided that, in the case of an Event of Default referred to Section 10.01(f) above with respect to the Borrower, the Term Notes, all interest thereon and all such other amounts payable shall be immediately due and payable without any notice and without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower). Upon the occurrence of an Event of Default, the Agent may also exercise any and all other remedies that may be available to it under the Term Loan Documents and such other remedies as may be legally available to it.

      Section 10.03. Rescission. If an Event of Default described in clause (ii) or (iii) of Section 10.01(a) or in clause (ii) of Section 10.01(c) occurs that the Designated Party is entitled to cure or cause to be cured under Section 2(a) of the Designated Party Term Guaranty, and if such Event of Default is cured within the time allowed under the Designated Party Term Guaranty, then any declaration that is described in Section 10.02 and that is based solely on such cured Event of Default shall be rescinded by the Agent; provided, however, that in no event shall such rescission be required if any other Event of Default has occurred and is continuing.

           ARTICLE 11. THE AGENT; RELATIONS AMONG BANKS AND BORROWER.

      Section 11.01. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 11.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Term Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Term Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Term Loan Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Term Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Term Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Term Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Term Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

      Section 11.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof unless and until a notice by a Bank of assignment pursuant to Section 12.05 shall have been given to the Agent, shall have been furnished to the Agent, but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Term Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or any such participation.

      Section 11.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to
Section 11.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

      Section 11.04. Rights of Agent as a Bank. With respect to the Loan made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

      Section 11.05. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 or under the applicable provisions of any other Term Loan Document, but without limiting the obligations of the Borrower under Section 12.03 or such provisions), ratably in accordance with their respective Bank Percentages (without giving effect to any participations in all or any portion of its Loan sold by a Bank to any other Person), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Term Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section
12.03 or under the applicable provisions of any other Term Loan Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

      Section 11.06. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Term Loan Document to be delivered to the Agent for such Bank.

      Section 11.07. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Term Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Term Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary of the Borrower (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Term Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Term Loan Document or any document or instrument referred to herein or therein, to anyone.

      Section 11.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      Section 11.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent, which (if other than the Bank having the next largest Bank Percentage) shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Notwithstanding the foregoing provisions of this Section, if all the Loans are assigned by the Banks to the Designated Party, the Agent shall resign contemporaneously therewith, and the Designated Party shall be deemed automatically to have been appointed (and to have accepted the appointment) as successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

      Section 11.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Term Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

      Section 11.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Term Loan Document.

      Section 11.12. Transfer of Agency Function. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof, and provided further that unless such transfer is required by law, such transfer does not require the Borrower to incur additional cost or expense that is material in amount.

      Section 11.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

      Section 11.14. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan of such Bank until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

      Section 11.15. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

      Section 11.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each borrowing under Section 2.04 shall be made from the Banks, pro rata according to the amounts of their respective Bank Percentages;
(b) each conversion under Section 2.05 of Loans of a particular type (but not conversions provided for by Section 4.04), shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks.

      Section 11.17. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with their respective Bank Percentages (as in effect immediately before such payment). To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

      Section 11.18. Successor Agent. Any bank, corporation or association into which the Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its business and assets as a whole or substantially as a whole, or any bank, corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Agent hereunder and vested with all the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 11.19. Term Intercreditor Agreement. Each Bank hereby authorizes and ratifies the execution and delivery by the Agent, on behalf of such Bank, of the

Term Intercreditor Agreement, together with all amendments to and waivers of the provisions of such Agreement that the Agent (in its reasonable judgment) considers necessary or appropriate, and such Bank hereby agrees to be bound by the terms and conditions thereof.

                           ARTICLE 12. MISCELLANEOUS.

      Section 12.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Banks, or by the Borrower and the Agent acting with the consent of the Required Banks, and any provision of this Agreement may be waived by the Required Banks or by the Agent acting with the consent of the Required Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) extend the date fixed for the payment of principal of or interest on any Loan, (b) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder,
(c) alter the terms of this Section 12.01, or (d) amend the definition of the term "Required Banks", and provided, further, that any amendment of Article 11 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. Amendments, modifications and waivers of this Agreement are also restricted by Section 5 of the Designated Party Term Guaranty. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, any right hereunder or under any other Term Loan Document shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies provided under this Agreement or under any other Term Loan Document are cumulative and not exclusive of any remedies otherwise legally available.

      Section 12.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Term Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

      Section 12.03. Expenses. The Borrower shall reimburse the Agent on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent) incurred by the Agent in connection with the preparation of this Agreement, the Term Notes and the other Term Loan Documents; and the Borrower shall reimburse the Agent and the Banks on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent and each Bank and costs allocated by their respective internal legal departments) incurred by the Agent or any Bank in connection with the modification of, or enforcement of their rights under, this Agreement, the Term Notes or any of the other Term Loan Documents. The Borrower agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any Subsidiary of the Borrower of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

      Section 12.04. Survival. The obligations of the Borrower under Sections 4.01, 4.05 and 12.03 shall survive the repayment of the Loans.

      Section 12.05. Assignment: Participations. (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder; and provided that the right of The Chase Manhattan Bank to assign its Loan, in whole or in part, without the prior written consent of the Designated Party is subject to the restrictions contained in Section 15 of the Designated Party Term Guaranty.

            (b) Subject to the restrictions contained in Section 15 of the Designated Party Term Guaranty, each Bank may assign, or sell participations in, all or any part of its Loan to another bank, financial institution or other Person, in which event (i) in the case of an assignment, upon notice thereof by such Bank to the Borrower and the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in the instrument of assignment) the same rights, benefits and obligations as a Bank hereunder and such assignee shall be a Bank hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Term Loan Documents and all amounts payable under Article 3 shall be determined as if such Bank had not sold such participation.

            (c) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Bank may assign and pledge all or any portion of its Loan to (i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

      Section 12.06. Notices. Unless otherwise specifically provided herein, any notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or three days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed); provided that the burden of providing receipt of a telecopy shall not be met by a transmission report generated by the sender's telecopy machine. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

      Section 12.07. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or under such Bank's Term Note which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

      SECTION 12.08. JURISDICTION; IMMUNITIES. (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY AND ANY NEW JERSEY STATE COURT OR ANY UNITED STATES FEDERAL COURT SITTING IN NEW JERSEY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERM NOTES OR ANY OTHER TERM LOAN DOCUMENT. AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK OR NEW JERSEY STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 12.06. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

            (b) Nothing in this Section 12.08 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

            (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

      Section 12.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

      Section 12.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      Section 12.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

      Section 12.12. Integration. The Term Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

      SECTION 12.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      Section 12.14. Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any Subsidiary of the Borrower pursuant to this Agreement or otherwise which is identified in writing by the Borrower as being confidential at the time the same is delivered to the Banks or the Agent (or their affiliates, directors, officers, employees or representatives), provided that nothing herein shall limit the disclosure of any such information
(i) to the extent required by statute, rule, regulation or judicial process,
(ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Banks is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit G hereto.

      Section 12.15. Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that information delivered to each Bank by the Borrower may be provided to each such subsidiary and affiliate.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          IVC INDUSTRIES, INC.

                                    By: /s/ I. Alan Hirschfeld
                                        -------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    500 Halls Mill Road
                                    Freehold, New Jersey 07728
                                    Attention: Mr. I. Alan Hirschfeld
                                    Telecopier No.: 908-308-4488

                                    with a simultaneous copy to:

                                    IVC Industries, Inc.
                                    500 Halls Mill Road
                                    Freehold, New Jersey 07728
                                    Attention: Mr. E. Joseph Edell
                                    Telecopier No: 908-308-4488


                                    AGENT:
                                    THE CHASE MANHATTAN BANK:

                                    By: /s/ Lee P. Brennan
                                        -------------------------------
                                          Lee P. Brennan
                                          Vice President

                                    Address for Notices:

                                    The Chase Manhattan Bank
                                    New York Agency
                                    1 Chase Manhattan Plaza
                                    New York, New York  10081
                                    Telecopier No.: 212-552-5650

                                    with a simultaneous copy to:

                                    The Chase Manhattan Bank
                                    One Riverfront Plaza
                                    Newark, New Jersey 07102
                                    Attention: Mr. Peter M. Fitzsimmons
                                    Telecopier No.: 973-353-6158

                                    BANKS:
                                    THE CHASE MANHATTAN BANK

                                    By: /s/ Lee P. Brennan
                                        -------------------------------
                                          Lee P. Brennan
                                          Vice President

                                    Lending Office:

                                    The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York 10017

                                    Address for Notices:

                                    The Chase Manhattan Bank
                                    One Riverfront Plaza
                                    Newark, New Jersey 07102
                                    Attention: Mr. Peter M. Fitzsimmons
                                    Telecopier No.: 973-353-6158